Exhibit 4

REGISTERED                                                            REGISTERED


10.0% COLLATERALIZED                                                     DOLLARS
SUBORDINATED
DEBENTURE DUE
JULY 31, 2005                                                   CUSIP 406364 AH2

FOR PURPOSES OF 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR EACH $100 PRINCIPAL AMOUNT OF THIS SECURITY IS $____________. THE ISSUE DATE IS AUGUST 31, 1998 AND THE YIELD TO MATURITY IS _____% PER ANNUM.

                         The Hallwood Group Incorporated
         The Hallwood Group Incorporated, a Delaware corporation (herein called the Company, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns,
the  principal  sum of                                                   DOLLARS

(or such larger amount as may be payable in accordance with the terms of this Security and the Indenture) on July 31, 2005, at the office or agency of the Company referred to below, and to pay interest thereon from the later of the date hereof or the most recent date through which Interest has been paid hereon at the rate of 10.0% per annum, which Interest shall accrue and be payable (In cash) quarterly on January 31, April 30, July 31 and October 31 of each year, commencing on October 31, 1998 until the principal hereof is paid or duly provided for. The Interest payable and punctually paid on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) of the month in which such Interest Payment Date shall occur. Any such interest not so punctually paid shall forthwith cease to be payable to the Holder on such Regular Record Date , and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any, on) and Interest on this Security shall be made, subject to the provisions of Section 301 of the Indenture, at the office or agency of the Company maintained for that purpose in the City of Boston, Massachusetts with cash interest to be paid in such coin or currency of the United States of America as at the time of payment of legal tender for payment of public or private debts; provided, however, that payment of Interest may be made subject to said Section 301 of the Indenture, at the option of the Company by mailing of a check to the address of the Person entitled thereto as such address shall appear on the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

         Unless the certificate of authentication has been duly executed by the Authenticating Agent referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         In Witness Whereof, the Company has caused this Security to be duly executed.
                                                 The Hallwood Group Incorporated
Dated:
       TRUSTEE'S CERTIFICATE OF         ATTEST:             BY:
       AUTHENTICATION
       This is one of the Securities
       referred to in the within-
       mentioned Indenture.
Bank One, N.A.     STATE STREET BANK
                   AND TRUST COMPANY
  as Trustee, OR        2nd Authenticating Agent,

By:  David B. Knox        By: Melvin J. Melle       William L. Guzzetti
     Authorized           Authorized   Secretary    Executive Vice
     Signature            Signature                 President

         This Security is one of a duly authorized issue of Securities of the Company designated as its 10.0% Collateralized Subordinated Debentures due July 31, 2005 (herein called the "Securities"), limited in aggregate original principal amount to $20,555,443, which may be issued under an indenture (herein called the "Indenture") dated as of August 31, 1998 between the Company and Bank One, N.A., a national banking association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The indebtedness evidenced by the Securities will constitute subordinated indebtedness of the Company that is on a parity with the Indebtedness evidenced by the 7% Collateralized Senior Subordinated Debentures; provided, however, and, to the extent and in the manner provided in the Indenture, is subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and the Lien on certain of the assets which secure repayment of the indebtedness evidenced by the Securities is subordinate to the Lien which secures other indebtedness of the Company including the 7% Collateralized Senior Subordinated Debentures, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture, and (c) appoints the Trustee his attorney-in-fact for such purpose.

         The Securities are secured by a pledge to the Trustee of shares of capital stock of certain wholly-owned subsidiaries of the Company.

         The Securities are subject to redemption at the election of the Company, as a whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' notice by first-class mail, at a redemption price equal to 100% f the principal amount of the Securities to be redeemed, together in each case with accrued interest to the Redemption Date, as provided in
Section 1201 of the Indenture. Any redemption of Securities shall first be made in respect of Securities outstanding in denominations of less than $100.

         In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the Regular Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear Interest from and after the date fixed for redemption.

         In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall (subject to Section 301 of the Indenture) be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal of all the Securities (together with any accrued interest thereon) may be declared, or may become, due and payable in the manner and with the effect provided interrogatory he Indenture.

         The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the

Holders of the Requisite Amount of Outstanding Securities; provided, however, that certain amendments and modifications are not permitted without the consent of the Holder of each Outstanding Security affected thereby, and certain other amendments and modifications are permitted without the consent of any Holders. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security and of any Security issued upon the registration of transfer hereof or in exchange here for or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin, currency or instrument, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office of the Paying Agent, or any other office or agency of the Company maintained for such purpose in The City of Boston, Massachusetts, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons only in denominations of $100 and any integral multiple thereof. As provided in the indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities in the same denomination as the denomination in which the Securities are then outstanding, in a larger denomination or in a smaller denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to: The Hallwood Group Incorporated, 3710 Rawlins, Suite 1500, Dallas, Texas 75219, Attention: Corporate Secretary.


-----------------------------------
I/We assign and transfer this Security to:

Insert assignee's Social Security
            or tax ID No.


[GRAPHIC OMITTED]




--------------------------------------------------------------------------------
              (Print of type assignee's name, address and zip code)

and irrevocably appoint
                         -------------------------------------------------------

----------------------------, as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                              Signed:
       --------------------------            -----------------------------------

                                             -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this Security)